WAIVER OF NOTICE OF SPECIAL MEETING OF

BOARD OF DIRECTORS

OF

HOLLYWOOD ENTERTAINMENT NETWORK, INC.

We, the undersigned, being all of the Directors of the Corporation, hereby agree and consent that the special meeting of the Board of Directors of the Corporation be held on May 23, 2000, at 3110 S. Valley View, Suite 105, Las Vegas, Nevada, as designated hereunder, and do hereby waive all notice whatsoever of such meeting and of any adjournment or adjournments thereof.

We do further agree and consent that any and all lawful business may be transacted at such meeting or at any adjournment or adjournments thereof as may be deemed advisable by the Directors present thereat. Any business transacted at such meeting or at any adjournment or adjournments thereof shall be as valid and legal and of the same force and effect as if such meeting or adjourned meeting were held after notice.

Place of Meeting	: 3110 S. Valley View, Suite 105, Las Vegas, NV
Date of Meeting	: May 23, 2000
Time of Meeting	: 12:00 p.m.

Dated: May 23, 2000

______________________________	_____________________________
/s/Howard Allen, Director	/s/Donald Jackson, Director

MINUTES OF SPECIAL MEETING OF

BOARD OF DIRECTORS

OF

HOLLYWOOD ENTERTAINMENT NETWORK, INC.

The special meeting of the Board of Directors of the Corporation was held on May 23, 2000 at 3110 S. Valley View, Suite 105, Las Vegas, Nevada as set forth in the written Waiver of Notice, signed by all the Directors, fixing such time and place and prefixed to the minutes of this Meeting.

The were present the following:

Howard L. Allen

Donald G. Jackson (via telephone)

being all the Directors of the Corporation.

The meeting was called to order by Howard Allen. The meeting then proceeded to the issue of certain movie rights currently owned by the Corporation. It was noted that the rights to the following motion pictures were given to the corporation by Donald Jackson in exchange for shares of the Corporation:

Steel Boogie

Vampirates of Hollywood

Ride with the Devil

Armageddon Boulevard

Rock-n-Roll Cops

Guns N' Nurses

Kickboxer

It was also noted that Mr. Allen and Mr. Jackson have entered into a Share Purchase Agreement with The Cyber Group Network to purchase the majority of the shares held by Mr. Jackson and Mr. Allen. Further, The Cyber Group Network does not operate within the entertainment industry, nor does it wish to do so. Finally, it was noted that, although Mr. Jackson's shares sold pursuant to the Share Purchase Agreement total 25.8% of the shares obtained by The Cyber Group Network, Mr. Jackson will only receive 12.5% of the cash compensation received between Mr. Jackson and Mr. Allen. Upon motion made, seconded, and unanimously carried, it was

RESOLVED, that the rights to the motion pictures listed above be, and hereby are, returned by the Corporation to Mr. Jackson.

There being no further business to come before the meeting, upon motion duly made, seconded and unanimously carried it was adjourned.

______________________________

/s/Howard Allen

Secretary

Attest:

Board of Directors

______________________________	_____________________________
/s/Howard Allen, Director	/s/Donald Jackson, Director

WAIVER OF NOTICE OF SPECIAL MEETING OF

BOARD OF DIRECTORS

OF

HOLLYWOOD ENTERTAINMENT NETWORK, INC.

We, the undersigned, being all of the Directors of the Corporation, hereby agree and consent that the special meeting of the Board of Directors of the Corporation be held on May 23, 2000, at 3110 S. Valley View, Suite 105, Las Vegas, Nevada, as designated hereunder, and do hereby waive all notice whatsoever of such meeting and of any adjournment or adjournments thereof.

We do further agree and consent that any and all lawful business may be transacted at such meeting or at any adjournment or adjournments thereof as may be deemed advisable by the Directors present thereat. Any business transacted at such meeting or at any adjournment or adjournments thereof shall be as valid and legal and of the same force and effect as if such meeting or adjourned meeting were held after notice.

Place of Meeting	: 3110 S. Valley View, Suite 105, Las Vegas, NV
Date of Meeting	: May 23, 2000
Time of Meeting	: 1:00 p.m.

Dated: May 23, 2000

______________________________	_____________________________
/s/Howard Allen, Director	/s/Donald Jackson, Director

MINUTES OF SPECIAL MEETING OF

BOARD OF DIRECTORS

OF

HOLLYWOOD ENTERTAINMENT NETWORK, INC.

The special meeting of the Board of Directors of the Corporation was held on May 23, 2000 at 3110 S. Valley View, Suite 105, Las Vegas, Nevada as set forth in the written Waiver of Notice, signed by all the Directors, fixing such time and place and prefixed to the minutes of this Meeting.

The were present the following:

Howard L. Allen

Donald G. Jackson (via telephone)

being all the Directors of the Corporation.

The meeting was called to order by Howard Allen. The meeting then proceeded to the issue of amendments to the Articles of Incorporation. It was noted that, pursuant to the Share Purchase Agreement executed on this date, that control of the Corporation was being obtained by The Cyber Group Network, Inc. Upon motion made, seconded, and unanimously carried, it was

RESOLVED, that the directors shall solicit written consent from the shareholders to amend the Articles of Incorporation, so that the new name of the Corporation shall be The Cyber Group Network Corporation, and that the authorized shares of stock shall be 50,000,000 shares of common stock, par value $0.001, and 5,000,000 shares of preferred stock, par value $0.001.

The meeting then proceeded to the issue of naming of additional Directors. A discussion followed. Upon motion made, seconded, and unanimously carried, it was

RESOLVED, that Anthony Miller, Leah Cunningham, and Thomas Hobson be, and hereby are, appointed to the position of Director, to serve until their successors are duly elected and qualified.

The meeting then proceeded to the issue of the resignation from the Corporation of Howard Allen and Donald Jackson as Director, President, Secretary and Treasurer. A discussion followed. Upon motion duly made, seconded, and unanimously carried, it was

RESOLVED, that the resignations of Howard Allen and Donald Jackson be, and hereby are, accepted as of this date as Directors, President, Secretary, and Treasurer of the Corporation; and it was further

RESOLVED, that Anthony Miller be, and hereby is, appointed to the position of President, to serve until his successor is duly elected and qualified; and it was further

RESOLVED, that Leah Cunningham be, and hereby is, appointed to the position of Secretary and Treasurer, to serve until her successor is duly elected and qualified; and it was further

RESOLVED that the Officers be, and hereby are, instructed to file with the Secretary of State of Nevada an amended list of officers and directors.

There being no further business to come before the meeting, upon motion duly made, seconded and unanimously carried it was adjourned.

______________________________

/s/Howard Allen

Secretary

Attest:

Board of Directors

______________________________	_____________________________
/s/Howard Allen, Director	/s/Donald Jackson, Director